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                                                                   EXHIBIT 10.10


                            HARKEN ENERGY CORPORATION
                              SEVERANCE AGREEMENT

THIS SEVERANCE AGREEMENT (the "Agreement") is made and entered into this ____ day of June, 2002 by and between HARKEN ENERGY CORPORATION, a Delaware corporation, whose principal office is 580 WestLake Park Blvd., Suite 600, Houston, Texas 77079 ("the Company") and JIM DENNY an individual employee of the Company, whose home address is ____________________________________, (the
"Employee").

WHEREAS, the Employee is, as of the Date here of, in the employ of the Company and is an executive officer of the Company on whom the Company relies and whom the Company desires to retain in its employment; and

WHEREAS, the Company and Employee, on February 1, 2000 but effective as of December 28, 2000, previously entered into the Amendment to Agreement Regarding Compensation in Event of Change in Control (the "Change of Control Agreement") pursuant to which the employee would become entitled to a certain payment in the event a Change of Control, as defined in such agreement, occurred; and,

WHEREAS, the Change of Control Agreement is no longer in the best interests of either the Company nor Employee and it is their common desire and intention to terminate such Change of Control Agreement and partially replace it with this Agreement; and,

WHEREAS, the Company and Employee are entering into this Agreement in order to provide inducement to Employee to remain with the Company by providing to Employee assurance of additional severance that would be paid by the Company to Employee should the Company terminate Employee's employment during the term of this Agreement.

NOW THEREFORE, for and in the mutual considerations recited and acknowledged by both parties hereto, the Company and the Employee agree as follows:

1.     Severance Upon Involuntary Termination:






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  In the event that Employee is Involuntarily terminated by the Company during the Term of this Agreement, then the Company will pay to Employee a sum of money, IN ADDITION TO any and all severance pay and related compensation such Employee is entitled to receive under the policies in effect by the Company on the date of this Agreement, the additional amount equal to nine (9) months salary.

  The salary used to computer this Additional Severance will be the greater of either the Employee's salary at the time of the termination or Employee's salary as of the date of this Agreement.

  The payment of this Additional Severance will become due to Employee from the Company upon any event of involuntarily termination during the Term, whether it be with or without cause, or an event of individual involuntary termination or in connection with a layoff, plant closing or force reduction.

  2.  Voluntary Termination:

  In the event that Employee elects for any reason to voluntarily terminate his/her employment with the Company during the Term, then in such event Employee will not be entitled to receive the Additional Severance and will be only entitled to receive such severance and compensation benefits, if any, Employee may be entitled to receive pursuant to the policies of the Company in effect as of that date of voluntarily termination.

  3. No Guaranty of Employment: This Agreement shall not constitute nor be construed nor interpreted as any guarantee nor contract for continued employment of Employee with the Company, any subsidiary or any successor company. The parties stipulate that as to any rights of ongoing or future employment, that the Employee is an employee at will.

  4.  Term of Agreement:

  Unless otherwise agreed to in writing by the parties hereto, this Agreement shall be in effect from the date first set forth above for one (1) calendar year. At the expiration of the Term this Agreement may be extended, modified or renegotiated only upon the mutual written agreement of both.

  5. Cancellation of Change of Control Contract: As partial consideration for this Agreement Employee hereby cancels and releases the Change of Control Contract and agrees that the Company hereafter has no obligation nor liability to Employee pursuant to such Change of Control Contract.

  6.  Parties:   This Agreement shall be binding on the parties hereto and
  shall further be binding upon the successors, assigns, parent corporations or subsidiary corporations of the Company, and shall further inure to the benefit of the heirs and assigns of Employee.

  7. Governing Law: This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

  8. Entire Agreement: This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaces, restates in full and supersedes all other prior agreements and understandings, both written and oral.

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IN WITNESS whereof this Agreement has been executed the day and year first above written.

HARKEN ENERGY CORPORATION (the Company)


By: /s/ Bruce N. Huff
   ----------------------------------------
Name:  Bruce N. Huff
Its:   President and COO


Jim Denny (the Employee)


/s/ Jim Denny
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